                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         IKON Office Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        [LOGO OF IKON OFFICE SOLUTIONS]

                               ----------------

                   Notice of Annual Meeting of Shareholders

                               February 23, 2000

                               ----------------

To the Shareholders of IKON Office Solutions, Inc. ("IKON" or the "Company"):

  You are invited to be present either in person or by proxy at the 2000 annual meeting of shareholders of IKON to be held at the Company's offices at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355 on Wednesday, February 23, 2000, at 9:00 a.m. to consider and act upon the following proposals:

    1. To elect nine directors to serve for a term ending on the date of the
  2001 annual meeting of     shareholders;

    2. To approve the 2000 IKON Office Solutions, Inc. Non-Employee Directors' Compensation Plan;

    3. To approve the 2000 IKON Office Solutions, Inc. Executive Incentive Plan; and

    4. To transact such other business as may properly come before the meeting.

  Shareholders of IKON of record at the close of business on December 28, 1999 are entitled to vote at the annual meeting and any adjournments thereof. All shareholders are urged to attend the meeting or to vote by proxy.

  In order to attend the meeting, you must present an admission ticket or provide separate verification of share ownership. If you do not expect to attend the meeting in person, please sign and return the accompanying proxy in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.

                                          /s/ James J. Forese

                                          President and Chief Executive
                                           Officer

Malvern, Pennsylvania
January 11, 2000

                          IKON Office Solutions, Inc.
                                 P.O. Box 834
                     Valley Forge, Pennsylvania 19482-0834

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of IKON Office Solutions, Inc. ("IKON" or the "Company") of proxies to be voted at its annual meeting of shareholders on February 23, 2000 and all adjournments thereof. The proxy statement and proxy card will be first mailed to shareholders on or about January 11, 2000.

  Only holders of record of common stock at the close of business on December 28, 1999 will be entitled to vote. On that date, there were 148,809,908 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

                           I. ELECTION OF DIRECTORS

Nominees for Election as Directors

  A board consisting of nine directors is proposed to be elected for a term ending on the date of the 2001 annual shareholders' meeting. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election of the nominees named below. The nine nominees who receive the most votes at the meeting will be elected as directors. All of the nominees are now directors of IKON, holding office until election of their successors.

                                                                     Year
                     Principal occupation or employment for past    became
        Name                          five years                   director Age
        ----         -------------------------------------------   -------- ---
 Judith M. Bell..... President, Bell Retail Group (1994-             1998    63
                      Present); Managing Partner, Bell's Market
                      Grill (1984-Present); Proprietor, The
                      Men's Shop at the Broadmoor (1973-1999);
                      Co-Proprietor, A Short Story Inc. (1994-
                      1999); President, United States Golf
                      Association (1996-1997) (also a director
                      of Hayden Hays Gallery, Southern Colorado
                      Chapter of the Arthritis Foundation and a
                      trustee of the El Pomar Foundation)
 James R. Birle..... Chairman, Resolute Partners, LLC, a private     1996    63
                      investment firm (1994-Present); General
                      Partner, The Blackstone Group (1988-1994)
                      (also a director of Massachusetts Mutual
                      Life Insurance Company, Drexel Industries
                      LLC, The Connecticut Health and Education
                      Facilities Authority, Transparency
                      International and a Trustee of Villanova
                      University)
 Philip E. Cushing.. Former Group Chief Executive (1996-1999),       1997    49
                      Group Managing Director (1995-1996),
                      Director-Services (1992-1995), Inchcape
                      PLC, a British-based international
                      distribution business
 James J. Forese.... President and Chief Executive Officer           1998    64
                      (1998-Present), Executive Vice President
                      of International Operations (1996-1998),
                      Executive Vice President and Chief
                      Operating Officer (1996), IKON Office
                      Solutions, Inc.; IBM Vice President and
                      Chairman of IBM Credit Corporation (1993-
                      1995), Vice President-Finance,
                      International Business Machines (1990-
                      1993) (also a director of American
                      Management Systems and NUI Corporation)

                                                                   Year
                         Principal occupation or employment for   Became
          Name                      past five years              Director Age
          ----           --------------------------------------  -------- ---
 Robert M. Furek......  Chairman, State Board of Trustees,         1999    57
                         Hartford, Connecticut School System
                         (1997-Present); Partner, Resolute
                         Partners, LLC, a private investment
                         firm (1997-Present); President and
                         Chief Executive Officer, Heublein,
                         Inc. (1987-1996); Executive Director
                         of International Distillery and
                         Vintner (1992-1996) (also a director
                         of Dexter Corporation and
                         Massachusetts Mutual Life Insurance
                         Company)
 Thomas R. Gibson.....  Chairman, Chief Executive Officer and      1999    57
                         Co-Founder, Asbury Automotive Group
                         (1994-Present)
 Richard A. Jalkut....  Non-Executive Chairman, IKON Office        1996    55
                         Solutions, Inc. (1998-Present);
                         President and Chief Executive Officer,
                         PathNet, a telecommunications company
                         (1997-Present); President and Group
                         Executive, Nynex Telecommunications
                         Group (1992-1997); President and Chief
                         Executive Officer, New York Telephone
                         (predecessor to Nynex
                         Telecommunications) (1991-1992) (also
                         a director of HSBC-USA, Home Wireless
                         Network and DIGEX)
 Arthur E. Johnson....  Vice President, Corporate Strategic        1999    52
                         Development, Lockheed Martin
                         Corporation (1999-Present); President
                         and Chief Operating Officer, Lockheed
                         Martin Information and Services Sector
                         (1997-1999); President, Lockheed
                         Martin Systems Integration Group
                         (1997); President, Lockheed Martin
                         Federal System (1996-1997); Group Vice
                         President, Loral Federal System (1994-
                         1996)
 Kurt M. Landgraf.....  Executive Vice President and Chief         2000    53
                         Operating Officer, E.I. DuPont de
                         Nemours & Company (1998-Present);
                         Chairman of DuPont Europe (1997-
                         Present) and The DuPont Pharmaceutical
                         Company (1997-Present); Executive Vice
                         President, DuPont U.S. (1997-1998);
                         Chief Financial Officer, E.I. DuPont
                         de Nemours & Company (1996-1997);
                         President and Chief Executive Officer,
                         The DuPont Merck Pharmaceutical
                         Company (1993-1996) (also Board
                         Chairman of Christiana Care Health
                         Services, Inc. and a director of
                         University of Delaware Research
                         Foundation and the Delaware
                         Biotechnology Institute)

  Barbara Barnes Hauptfuhrer, who served as a director of the Company since 1988, and who acted as Chairman of the Independent Directors from 1995 through 1998, has reached the mandatory retirement age of 70, and therefore will not be standing for reelection at the 2000 annual meeting of shareholders.
Thomas P. Gerrity, who served as a director of the Company since 1997, and who acted as Chairman of a management committee overseeing investments for the Company's retirement plans, resigned as a director, effective December 7, 1999. The Company wishes to thank Mrs. Hauptfuhrer and Mr. Gerrity for their significant contributions to IKON's Board of Directors and to the Company.

Security Ownership

  As of December 28, 1999, shares of common stock of IKON were beneficially owned (as determined by rules of the Securities and Exchange Commission) by the current directors and nominees, by each of the individuals named in the Summary Compensation Table (on page 9), by all current directors and executive officers of IKON as a group, and by each person or group known to beneficially own more than 5% of the outstanding shares of IKON, as follows:

                                                    Ownership
                                 -----------------------------------------------
                                 Sole Voting Shared Voting            Percentage
                                     and        and/or     Acquirable     of
                                 Investment   Investment     within   Ownership
                                    Power        Power      60 Days      (%)
                                 ----------- ------------- ---------- ----------
Judith M. Bell.................      1,704             0     24,513       .018
James R. Birle.................     16,946             0     50,131       .045
Philip E. Cushing..............      6,194             0     31,000       .025
James J. Forese................     92,751         1,116    310,216       .272
Robert M. Furek................      5,000             0          0       .003
David M. Gadra.................      4,199           930     14,519       .013
Thomas R. Gibson...............      8,000             0          0       .005
Lynn B. Graham.................     28,675         1,846     11,884       .029
Barbara B. Hauptfuhrer.........     14,650             0     87,713       .069
Richard A. Jalkut..............      9,099             0     61,360       .047
Arthur E. Johnson..............          0             0          0       .000
Kurt M. Landgraf ..............          0             0          0       .000
Dennis P. LeStrange............      9,775         7,389     27,570       .030
David Mills....................      7,937             0     21,147       .020
Peter W. Shoemaker.............      1,906         8,130    107,905       .080
All directors and current
 executive officers as a group.    170,378        17,274    630,985       .550
Barrow Hanley Mewhinney &
 Strauss.......................          0    16,971,010          0     11.404
  3232 McKinney Avenue, 15th
   Floor
  Dallas, TX 75204-2429
Capital Research & Management..          0    17,377,400          0     11.678
  333 South Hope Street, 55th
   Floor
  Los Angeles, CA 21348-9200
Prudential Investment
 Corporation...................          0     9,899,000          0      6.652
  100 Mulberry Street
  Two Gateway Center, 4th Floor
  Newark, NJ 07102-5096

Section 16(a) Beneficial Ownership Reporting Compliance

  For the fiscal year ended September 30, 1999, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 on behalf of IKON's directors and officers to reflect beneficial ownership of IKON's securities were timely filed, except that Mr. Cushing was required to file amended reports on Form 4 for the months of December 1998 and January 1999 in order to report his December purchase of 98 shares of IKON common stock through a broker-sponsored investment plan.

Committees of the Board of Directors; Meetings

  During fiscal 1999, there were four standing committees of the Board of
Directors: the Audit Committee, the Human Resources Committee, the Investment Committee and the Executive Committee. Between meetings of the Board of Directors, certain of its powers may be exercised by these standing committees, and these committees, as well as the Board of Directors, sometimes act by unanimous written consent. A description of the foregoing committees and their composition follows. Messrs. Furek, Gibson, Johnson and Landgraf are new directors and have not yet received committee appointments.

  The Audit Committee is chaired by Mr. Birle. Messrs. Cushing, Jalkut, Ms. Bell and Mrs. Hauptfuhrer are also members of this Committee. Its functions are to review the report of IKON's independent auditors relating to their audit of the financial statements of IKON, and to review and discuss internal financial controls and accounting procedures with both the independent auditors and the internal auditors. The Audit Committee met four times during the fiscal year ended September 30, 1999.

  The Human Resources Committee is chaired by Mr. Jalkut. Messrs. Birle, Cushing, Ms. Bell and Mrs. Hauptfuhrer are also members of this Committee. It is responsible for reviewing and evaluating persons who are suggested as nominees for election as members of the Board of Directors or as executive officers of IKON, and for making recommendations to the Board of Directors concerning such nominees. The Human Resources Committee is also responsible for evaluating the performance of the Chief Executive Officer, setting policies regarding executive compensation and determining the salaries and other compensation of each of the executive officers of IKON (See "Human Resources Committee Report on Executive Compensation" on page 6). The Committee has all of the powers and exercises all of the duties of the Board of Directors as described in IKON's stock option, stock purchase, deferred compensation and other similar plans. The Human Resources Committee met four times during the fiscal year ended September 30, 1999.

  The Investment Committee is chaired by Mr. Cushing. Messrs. Birle, Jalkut, Ms. Bell and Mrs. Hauptfuhrer are also members of this Committee. Its functions are to review and approve acquisitions and divestitures of businesses, and to recommend to the Board the issuance of stock or debt with respect thereto, to approve capital expenditures and to review any investment-related activity of the Company. Because the Company curtailed its acquisition program during the fiscal year ended September 30, 1999, the Investment Committee did not meet during the 1999 fiscal year, and its functions were performed by the full Board of Directors.

  The Executive Committee is co-chaired by Messrs. Jalkut and Birle. Mr. Forese and Mrs. Hauptfuhrer are also members of the Committee. The Executive Committee has been granted and exercises the powers of the Board between regular meetings of the Board. The Executive Committee met five times during the fiscal year ended September 30, 1999.

  During the fiscal year ended September 30, 1999, the Board of Directors met nine times. Each director attended at least 75% of the total number of the meetings of the Board of Directors and the meetings of all committees on which he or she served.

                        PERFORMANCE OF IKON COMMON STOCK

  The following graph compares the cumulative total shareholder return of IKON common stock with the cumulative total return of: (i) the Standard & Poor's 500 Stock Index; (ii) a newly selected industry peer group consisting of the following companies: Danka Business Systems, Inc., Global Imaging Systems, Inc., Hewlett Packard Company, Lanier Worldwide, Inc., Lexmark International Group, Inc., Pitney Bowes, Inc., and Xerox Corporation (the "Peer Group"); and
(iii) the industry peer group used in the performance chart contained in the Company's 1999 proxy statement, consisting of the S&P 500 Office Equipment & Supplies SubIndex (the "SubIndex"). Cumulative total shareholder return is measured by assuming an investment of $100 made on October 1, 1994 (with dividends reinvested). The newly selected Peer Group was chosen because it is more representative of companies comparable to IKON than the SubIndex.

                  IKON vs. S&P 500 vs. Peer Group v. SubIndex

                                    [GRAPH]
                                                      Year
       ------------------------------------------------------------------
           Date       IKON      S&P 500      SubIndex        Peer Group
       ------------------------------------------------------------------
          10/01/94   $100.00     $100.00      $100.00          $100.00
          12/31/94    101.58      115.59       111.85           109.13
          03/31/95    117.95      126.85       130.07           131.02
          06/30/95    130.53      138.96       136.48           154.99
          09/30/95    139.06      150.00       150.95           177.72
          12/31/95    150.29      159.04       158.79           177.44
          03/31/96    172.35      167.58       159.20           198.23
          06/30/96    150.03      175.10       174.35           204.03
          09/30/96    165.98      180.51       190.72           204.70
          12/31/96    172.41      195.56       200.50           212.36
          03/31/97    173.28      200.80       213.17           225.21
          06/30/97    129.17      235.86       246.18           240.12
          09/31/97    132.62      253.53       288.12           290.11
          12/31/97    146.10      260.81       303.16           257.65
          03/31/98    179.75      297.19       339.82           279.54
          06/30/98     75.88      307.00       322.06           269.42
          09/30/98     37.64      276.47       345.46           243.21
          12/31/98     45.01      335.34       431.36           325.60
          03/31/99     67.55      352.05       416.36           313.06
          06/30/99     79.31      376.86       419.18           424.89
          09/30/99     56.69      353.33       399.36           383.44
       ------------------------------------------------------------------

  On December 31, 1996, the Company completed a spin-off of its wholly-owned subsidiary, Unisource Worldwide, Inc. ("Unisource"), its paper and supply systems distribution business, by distributing a tax-free dividend to the Company's shareholders consisting of all of the common shares of Unisource. In the graph shown above, the prices for the Company's common stock for the period from October 1, 1994 through December 31, 1996 have been adjusted downward by an amount equal to the value of the Unisource dividend, measured as of the date of the spin-off.

                            EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

  IKON's executive compensation program is administered by the Human Resources Committee of the Board of Directors, which has responsibility for all aspects of the compensation program for the executive officers of IKON. The Human Resources Committee (the "Committee") is comprised of the directors listed at the end of this report, none of whom is an employee of IKON and each of whom qualifies as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an outside director for purposes of Section 162(m) of the Internal Revenue Code (the "Code").

  The Committee's primary objective is to establish and administer programs which attract and retain key executives, and to align their compensation with IKON's performance, business strategies and growth in shareholder value. To this end, the Committee has established, and the Board of Directors has endorsed, an executive compensation philosophy which includes the following elements:

  --A "pay-for-performance" orientation under which compensation reflects corporate, business unit and individual performance;

  --An emphasis on stock incentives to closely align the interest of executives with the long-term interests of shareholders;

  --An emphasis on total compensation under which base salaries are generally set at or near competitive levels but which motivates and rewards executives with total compensation, including incentive programs, at or above competitive levels if corporate and/or individual performance is superior;

  --An appropriate balance of short-term and long-term compensation which facilitates retention of talented executives, rewards long-term strategic planning, and encourages IKON stock ownership;

  --Recognition that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based on stock and other performance incentives and less on salary and benefits; and

  --Recognition that selective use of executive employment, noncompete and change-in-control agreements will enable IKON to attract and retain talented key executives, and will enable management to place its exclusive focus on strategic planning and operational issues affecting the business.

  As a matter of policy, the Committee has structured the Company's executive compensation plans so that cash and option awards under such plans generally will be excluded from compensation subject to the $1,000,000 deduction limit of Section 162(m) of the Code, subject to consideration of other corporate objectives.

  The primary components of IKON's executive compensation program are (a) base salaries; (b) annual cash bonus opportunities; (c) long-term incentive opportunities; and (d) executive employment, noncompete and change-in-control agreements.

Base Salaries

  Base salaries for executive officers are established at the beginning of the term of the executive's employment contract based on a comparison to competitive market levels for the executive's job function. During the term of the contract, the executive's base salary is subject to upward adjustment on the basis of individual, corporate, and/or business unit performance, as well as competitive, inflationary and internal equity considerations. Prior to expiration of the contract term, the Committee evaluates the executive's contribution to the Company, makes a determination as to whether to continue the executive in his or her current position, and reviews the executive's current base salary (in light of current market levels and the executive's performance) to determine whether such base salary should be adjusted upward or downward.

  In determining the compensation of IKON's executives, the Committee has not considered the relevant market to be limited to the companies included in the industry peer group used for the performance graph on page 5. Because of the Company's previous distribution focus, the companies considered to be comparable to IKON for compensation purposes have historically included a broad cross-section of companies which are representative of distribution companies generally.

  In setting the base salary of $750,000 for Mr. Forese for fiscal 1999 (pursuant to the negotiation of his employment contract), the Committee evaluated the factors described above, which are used for setting compensation generally, Mr. Forese's record and leadership abilities as IKON's Executive Vice President and President of International Operations, and Mr. Forese's success in implementing initiatives to reduce costs and increase organizational discipline during the period from July 8, 1998 (when he assumed the role of President and Chief Executive Officer) through the end of the 1998 fiscal year.

Annual Bonus

  Annual bonus payments to executive officers are awarded pursuant to the IKON Office Solutions, Inc. Annual Bonus Plan, and are based on corporate and/or business unit performance compared to the targets established for the year. These annual bonus payments are in amounts equal to a percentage of base salary. For fiscal 1999, the Committee determined that annual bonus targets for executive officers, including the individuals named in the Summary Compensation Table, would be based on achievement of operating income, cash flow and revenue targets for IKON and/or the executive's relevant business unit. For executive officers other than Mr. Forese, individual objective performance criteria (established at the beginning of the fiscal year) were also used to determine bonus amounts.

  In addition to the bonus amounts described above, if certain executive officers deliver outstanding business unit and individual performance, they are eligible to earn a discretionary "overachievement" bonus in amounts equal to a percentage of their base salary. In order to receive this additional overachievement bonus, the executive must demonstrate outstanding execution of operational plan and individual performance criteria. No overachievement bonuses will be paid unless the executive has already earned the full bonus entitlement described in the foregoing paragraph.

  For fiscal 1999, Mr. Forese received a bonus of $750,000, which represents 66 2/3% of his fiscal 1999 bonus opportunity, based on achievement of a 88.4 % of the Company's pre-established operating income target; 118% of the Company's pre-established cash flow target, and 98% of the Company's pre-established revenue growth target. For the other executive officers named in the Summary Compensation Table, bonus awards for fiscal 1999 were based on the Company's performance described above, as well as business unit and individual objective performance criteria.

Long Term Incentive Compensation

 LTIP Cash Awards

  Cash awards are granted pursuant to the IKON Office Solutions, Inc. Long Term Incentive Compensation Plan ("LTIP"), and vest only if certain performance criteria are met. The executive's entitlement to receive an LTIP cash award is based on the achievement of objective performance goals over successive three-year periods (with a new three-year period beginning every fiscal year), and LTIP cash awards, if vested, are paid at the end of each such three-year period.

  In fiscal 1999, the Committee determined that Mr. Forese would be the only executive officer eligible to earn an LTIP cash award for the 1999-2001 LTIP plan period (beginning October 1, 1998 and ending September 30, 2001). Accordingly, effective October 1, 1998, the Committee granted Mr. Forese a maximum LTIP cash award of $1,012,500, to be earned based on achievement of objective financial and operating performance goals established by the Committee for the three-year plan period. Such award, to the extent earned, will be paid after September 30, 2001.

 LTIP Restricted Stock Awards

  Restricted stock awards are granted pursuant to the LTIP, and vest only if the executive remains in the continuous employment of IKON through the applicable vesting date. Such awards are made in order to reward performance that contributes to IKON's success, and in order to attract, motivate and retain qualified senior executives. The shares of IKON common stock underlying the restricted stock award generally are issued and distributed in equal annual installments over a three-year period beginning on the third anniversary of the grant date, if the executive remains a full-time active employee of the Company on the applicable distribution date. During fiscal 1999, all of the individuals named in the Summary Compensation Table on page 9 received restricted stock awards, in amounts set forth in such table.

 Stock Options

  Stock options are granted as a reward for past performance and as motivation for future performance which maximizes shareholder value. Stock options are generally granted for ten-year terms and vest over specified employment periods. Stock options generally have an exercise price equal to the fair market value of IKON common stock on the date of grant, although, in order to provide an incentive to Mr. Forese to deliver performance which increases shareholder value, certain options granted to Mr. Forese pursuant to his employment contract have exercise prices above fair market value, as set forth in the Option Grant Table on page 10.

  On January 22, 1999, all of the individuals named in the Summary Compensation Table, except Mr. Forese, received option grants as an incentive for future performance. The amounts of such option grants are set forth in the Summary Compensation Table on page 9. In addition to the foregoing grants, during fiscal 1999, Messrs. LeStrange, Mills and Graham received option grants in connection with their appointments as executive officers of the corporation.

Employment Contracts

  The Committee believes that the selective use of employment, noncompete and change-in-control contracts provides leadership continuity which benefits the Company's shareholders and employees, and safeguards the Company against the risks associated with former key executives entering into certain competitive business or employment relationships. In addition, such contracts allow senior management to focus exclusively on strategic planning and financial and operational issues affecting the business, and create an incentive for executives to drive performance which will contribute to shareholder value and future growth. Accordingly, employment and noncompete agreements are in place with Messrs. Forese, LeStrange, Gadra, Mills and certain senior executives. In addition, change-in-control arrangements are in place with certain senior executives, including all of the current executives named in the Summary Compensation Table. For further information on executive employment, noncompete and change-in-control contracts see "Change-in-Control Arrangements, Executive Employment Contracts and Severance Arrangements" beginning on page 14.

Summary of Compensation Philosophy

  The Committee is firmly committed to the ongoing review and evaluation of the Company's executive compensation practices. The Committee believes that such review will ensure that IKON's pay practices are in keeping with the practices of comparable companies and will ensure that such practices create significant performance incentives for executives while maximizing shareholder value.

The Human Resources Committee of the Board of Directors

  Richard A. Jalkut (Chairman)
  Judith M. Bell
  James R. Birle
  Philip E. Cushing
  Barbara Barnes Hauptfuhrer

Summary of Executive Compensation

  The following table sets forth information concerning compensation paid by the Company during the fiscal years ended September 30, 1999, 1998 and 1997 to: 1) James J. Forese, President and Chief Executive Officer of the Company,
2) each of the next four most highly compensated executive officers of IKON as of September 30, 1999, and 3) one individual who served as an executive officer during fiscal 1999 and who ceased serving in such capacity before September 30, 1999:

                          SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------
                                   Annual Compensation                Long-Term Compensation
                       -----------------------------------------------------------------------------------
                                                                Awards            Payouts
            Name                                         --------------------- -------------
            And                                          Securities Restricted                 All Other
         Principal          Fiscal                       Underlying   Stock        LTIP       Compensation
        Position(1)          Year  Salary($)  Bonus($)    Options     Awards   Payouts($)(2)     ($)(3)
        -----------         ------ ---------- ---------  ---------- ---------- -------------  ------------
  James J. Forese            1999     750,000   750,000   635,000     12,500             0       18,760
   President and             1998     450,000         0    13,500          0       194,375       42,922
   Chief Executive Officer   1997     425,000         0     5,000          0             0       31,825
  Dennis P. LeStrange        1999     287,192   200,000    40,000     20,000             0      304,944
   Senior Vice President,    1998     228,231   244,000    59,000          0             0      210,693
   IKON North America        1997     199,230   255,000     5,413          0             0       23,008
  Lynn B. Graham             1999     297,999   129,000    65,000     20,000             0       11,764
   Former IKON Senior        1998     235,620         0    10,500          0        47,884       46,078
   Vice President and        1997     215,344   226,153     3,468          0     1,248,441(4)    19,520
   Former President, IKON
   Document Services
  David M. Gadra             1999     270,000   170,000    30,000     15,000             0       11,872
   Senior Vice President
    and                      1998     234,167         0     9,100          0             0       29,450
   Chief Information
    Officer                  1997     225,000   157,500     4,250          0             0       21,063
  David Mills (5)            1999     272,000   160,000    50,000     20,000             0        5,833
   Vice President,           1998     218,000         0     5,087          0        12,959       43,768
   IKON Europe               1997     195,713   200,000    12,984          0             0       17,299
  Peter W. Shoemaker         1999     376,442   103,000    45,000     30,000             0       23,637
   Former IKON Senior        1998     287,608         0    10,000          0        51,824       39,400
   Vice President and        1997     250,000   162,500     5,000          0       170,017       22,510
   Former President, IKON
   Business Services

(1) During fiscal 1997 and the first half of fiscal 1998, Mr. Forese was Executive Vice President and President of International Operations, and in July 1998, he assumed the position described above. During fiscal 1997 and the first half of fiscal 1998, Mr. Le Strange was President of IKON's Northeast District; in August 1998, he became Senior Vice President-Marketing of IKON Business Services, and in May 1999, he was promoted to the position described above. During fiscal 1997 and 1998, Mr. Graham (who ceased to be an executive officer effective October 29, 1999, and whose employment terminated effective December 1, 1999) served as President of IKON Document Services, and he became Senior Vice President in addition to this role in 1998. During fiscal 1997 and the first half of fiscal 1998, Mr. Mills was President of IKON-United Kingdom, and he was promoted to the above position in July 1998. During fiscal 1997, Mr. Shoemaker (who ceased to be an executive officer effective May 17, 1999, and whose active employment terminated effective October 1, 1999) was Senior Vice President, and during fiscal 1998 and 1999, he served in the position described above.

(2) LTIP payouts for fiscal 1998 were distributed in the form of cash. For fiscal 1997, LTIP payouts were distributed in the form of shares of common stock, based on the fair market value of the Company's common stock on September 30, 1997. For fiscal 1997 and 1998, LTIP payouts represent awards attributable to fiscal 1995 and/or 1996 performance, except the 1997 LTIP payout to Mr. Graham, as described in note 4, below.
(3) Includes the value of shares of IKON common stock purchased with matching company contributions under IKON's stock purchase plans, calculated as of the date of purchase. For fiscal 1999, such matching company contributions were as follows: James J. Forese--$18,760; Dennis P. LeStrange--$36,618; Lynn B. Graham--$11,764; David M. Gadra--$11,872; David Mills--$5,833; Peter W. Shoemaker-- $21,887. For Mr. Shoemaker, the remaining amounts represent above-market interest earned on deferred compensation, and for Mr. LeStrange, the remaining amounts represent relocation compensation (including a gross-up for taxes) totaling $262,326 in 1999 and $151,400 in 1998 (as further described under Executive Employment Contracts and Severance Arrangements on page 15), and an automobile allowance of $6,000 for fiscal 1999, 1998 and 1997.
(4) Represents two LTIP awards paid to Mr. Graham as a member of the senior management of IKON Document Services, an operating unit of IKON, for superior operating performance. The awards were paid in IKON common stock, and the value shown above is based upon the fair market value of such stock at the time of distribution.
(5) Mr. Mills is a resident of the United Kingdom. All amounts in the above table for Mr. Mills have been converted from British pounds sterling at an exchange rate of US $1.60 per British pound sterling.

Option Grants

  The following table shows option grants to the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 1999:

                       Option Grants in Last Fiscal Year
-------------------------------------------------------------------------------

                                       % of Total
                            Number      Options
                         of Securities Granted to Exercise
                          Underlying   Employees  or Base               Grant
                            Options    in Fiscal   Price   Expiration   Date
           Name           Granted (#)   Year (%)   ($/Sh)     Date    Value ($)
           ----          ------------- ---------- -------- ---------- ---------
  James J. Forese.......    385,000(1)  11.5363    7.5000  10/01/2008 1,213,600
                            150,000(2)   4.4946   15.0000  10/01/2008   355,500
                            100,000(3)   2.9964   22.0000  10/01/2008   189,000
  Dennis P. LeStrange...     30,000(4)   0.8989   16.0000  01/22/2009   236,100
                             10,000(5)   0.2996   14.1250  07/21/2009    70,200
  Lynn B. Graham........     35,000(6)   1.0488   10.4375  11/03/2008   164,500
                             30,000(4)   0.8989   16.0000  01/22/2009   236,100
  David M. Gadra........     30,000(4)   0.8989   16.0000  01/22/2009   236,100
  David Mills...........     25,000(6)   0.7491   10.4375  11/03/2008   117,500
                             25,000(4)   0.7491   16.0000  01/22/2009   196,750
  Peter W. Shoemaker....     45,000(4)   1.3484   16.0000  01/22/2009   354,150

(1) The above figure represents two grants of nonqualified stock options to purchase 250,000 and 135,000 shares of common stock, respectively. The options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. As to the grant of stock options to purchase 250,000 shares of common stock, the present value of each stock option was $3.31 on the date of grant, calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term; (b) the options become exercisable 100% on the third anniversary of the date of grant; (c) 4.53% expected risk-free rate of return; (d) 58.58% expected volatility; and (e) 2.13% expected dividend yield. As to the grant of options to purchase 135,000 shares of common stock, the present value of each stock option was $2.86 on the date of grant, calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term;
   (b) the options become 33 1/3% on the third, fourth and fifth anniversaries of the date of grant (but vesting may be accelerated if LTIP performance criteria are met); (c) 4.53% expected risk-free rate of return; (d) 58.58% expected volatility; and (e) 2.13% expected dividend yield.
(2) These nonqualified stock options were granted at an exercise price 100% above the fair market value of IKON common stock on the date of grant. The present value of each stock option was $2.37 on the date of grant, calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term; (b) the options become exercisable 100% on the fourth anniversary of the date of grant;
    (c) 4.53% expected risk-free rate of return; (d) 58.58% expected volatility; and (e) 2.13% expected dividend yield.
(3) These nonqualified stock options were granted at an exercise price 200% above the fair market value of IKON common stock on the date of grant. The present value of each stock option was $1.89 on the date of grant, calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term; (b) the options become exercisable 100% on the fifth anniversary of the date of grant; (c) 4.53% expected risk-free rate of return; (d) 58.58% expected volatility; and (e) 2.13% expected dividend yield.
(4) These nonqualified stock options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. The present value of each stock option was $7.87 on the date of grant, calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term; (b) the options become exercisable 20% per year beginning on the first anniversary of the date of grant; (c) 4.72% expected risk-free rate of return; (d) 64.88% expected volatility; and (e) 1.0% expected dividend yield.
(5) These nonqualified stock options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. The present value of each stock option was $7.02 on the date of grant, calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term; (b) the options become exercisable 20% per year beginning on the first anniversary of the date of grant; (c) 5.79% expected risk-free rate of return; (d) 65.2% expected volatility; and (e) 1.13% expected dividend yield.
(6) These nonqualified stock options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. The present value of each stock option was $4.70 on the date of grant, calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term; (b) the options become exercisable 20% per year beginning on the first anniversary of the date of grant; (c) 4.83% expected risk-free rate of return; (d) 61.03% expected volatility; and (e) 1.53% expected dividend yield.

Long Term Incentive Compensation Plan

  The following table shows the only Long Term Incentive Plan Award granted to an individual named in the Summary Compensation Table during the fiscal year ended September 30, 1999:

             Long Term Incentive Plans--Awards in Last Fiscal Year
-------------------------------------------------------------------------------

                                     Performance
                         Potential    or Other
                           Cash     Period Until
                           Award    Maturation or
           Name           ($)(1)       Payment     Estimated Future Payouts ($)
           ----          --------- --------------- ----------------------------
  James J. Forese....... 1,012,500 10/1/98-9/30/01         0-1,012,500

(1) Represents the LTIP cash award granted, which, if earned and vested, will entitle Mr. Forese to receive a cash payout. For a description of the LTIP and the basis for the award shown in the above table, see "Human Resources Committee Report on Executive Compensation" on page 6.

Option Exercises

  The following table shows option exercises and fiscal year-end option values for each of the individuals named in the Summary Compensation Table for the fiscal year ended September 30, 1999:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
--------------------------------------------------------------------------------

                                            Number of    Number of    Value of
                                           Securities   Securities   Unexercised   Value of
                                           Underlying   Underlying     In-the-    Unexercised
                          Shares           Unexercised  Unexercised     Money       In-the-
                         Acquired          Options at   Options at   Options at  Money Options
                            on     Value     FY-End       FY-End       FY-End      at FY-End
                         Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
          Name             (#)      ($)        (#)          (#)        ($)/(1)      ($)/(1)
          ----           -------- -------- ----------- ------------- ----------- -------------
James J. Forese.........        0        0   228,326      813,947        --        1,227,188
Dennis P. LeStrange.....        0        0    19,176       95,111        --              --
Lynn B. Graham (2)......        0        0     3,690       77,129        --            8,750
David M. Gadra..........        0        0     7,135       47,940        --              --
David Mills.............        0        0     7,258       66,013        --            6,250
Peter W. Shoemaker (3)..    9,500    1,554   103,614       62,403        --              --

(1) Value of unexercised options equals fair market value of IKON common stock as of September 30, 1999 less exercise price, multiplied by the number of shares underlying the stock options.
(2) Pursuant to the terms of Mr. Graham's separation agreement, Mr. Graham's options continued to vest in accordance with their terms through December 1, 1999, and Mr. Graham has the right to exercise any options which vested on or before December 1, 1999 for a three-month period after such date.
(3) Pursuant to the terms of Mr. Shoemaker's employment contract, Mr. Shoemaker's options will continue to vest during the two-year period ending January 31, 2002, and he has the right to exercise any options which have vested on or before January 31, 2002 for a three-month period after such date.

Pension Plan and Supplemental Retirement Plans

  IKON employees who are United States residents are participants in a pension plan (the "Pension Plan") for salaried employees, which provides to eligible retired employees at age 65 annual pension benefits equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the employee's last ten years of participation in the Pension Plan which yield the highest average. All Pension Plan costs are paid by IKON and the Pension Plan and benefits are funded on an actuarial basis. The years of credited service as of September 30, 1999 for the individuals named in the Summary

Compensation Table were: James J. Forese-- 3.8 years; Dennis P. LeStrange--
11.8 years; Lynn B. Graham--5.0 years; David M. Gadra--3.2 years; and Peter W. Shoemaker--16.1 years. Mr. Mills is a resident of the United Kingdom and is not eligible to participate in the Pension Plan.

  IKON also has a Supplemental Executive Retirement Plan ("SERP"). Coverage under the SERP is limited to participants in the Pension Plan who are not commissioned sales employees and whose benefits under the Pension Plan are limited because of (a) restrictions imposed by the Code on the amount of benefits which may be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or
(c) any reductions in the amount of compensation taken into account under the Pension Plan because of an employee's participation in certain deferred compensation plans sponsored by IKON or one of its subsidiaries. The SERP provides for a supplement to the annual pension paid under the Pension Plan to participants who attain early or normal retirement under the Pension Plan or who suffer a total and permanent disability while employed by IKON or one of its subsidiaries and to the pre-retirement death benefits payable under the Pension Plan on behalf of such participants who die with a vested interest in the Pension Plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the Pension Plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of the Pension Plan because of his participation in certain deferred compensation plans of IKON or one of its subsidiaries. The maximum amount of annual compensation upon which such supplement may be based is $500,000 per participant.

  The following table shows estimated annual retirement benefits that would be payable to participants under IKON's Pension Plan and, if applicable, the SERP, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefits are not subject to any deduction for Social Security benefits.

                      Estimated Annual Retirement Benefits
   ---------------------------------------------------------------------------
                                            Years of Credited Service
                                    ------------------------------------------
   Final Average Compensation          5      10       20       30       35
   --------------------------       ------- ------- -------- -------- --------
   $200,000........................ $10,000 $20,000 $ 40,000 $ 60,000 $ 70,000
    250,000........................  12,500  25,000   50,000   75,000   87,500
    300,000........................  15,000  30,000   60,000   90,000  105,000
    400,000........................  20,000  40,000   80,000  120,000  140,000
    500,000 or above...............  25,000  50,000  100,000  150,000  175,000

  Covered compensation under the Pension Plan and SERP of individuals named in the Summary Compensation Table (excluding Mr. Mills) includes salary and bonus as set forth in the Summary Compensation Table.

Pension Plan for European Employees

  Mr. Mills, who is a resident of the United Kingdom, participates in a pension plan (the "UK Pension Plan"), which provides to eligible retired employees at age 65 annual pension benefits equal to the number of years of credited service, divided by 60, multiplied by average annual compensation less the Lower Earnings Limit for UK National Insurance. Average annual compensation is calculated on the basis of the average compensation earned during three consecutive years within the employee's last ten years of participation in the UK Pension Plan which yield the highest average. All UK Pension Plan costs in respect of Mr. Mills are paid by IKON and the UK Pension Plan and benefits are funded on an actuarial basis. As of September 30, 1999, Mr. Mills had 10.5 years of credited service under the U.K. Pension Plan, and his estimated monthly pension benefit at age 65, assuming continued full-time employment until age 65, was (Pounds)10,000 (approximately US $16,000).

Certain Transactions

  At the beginning of fiscal 1999, IKON had a loan program in place which made loans to eligible management employees. The loans are secured by the borrower's pledge of IKON stock having a value at the time of the loan equal to twice the amount of the loan, and bear interest at an annual rate of 6%. Effective November 30, 1998, the loan program was terminated, and all loans must be paid in full by December 31, 2000. During the fiscal year ended September 30, 1999, loans were outstanding to current executive officers of the Company in the maximum aggregate amount of $212,000, and at December 31, 1999, such aggregate amount was reduced to $40,000.

  Mr. Shoemaker has a 20% partnership interest in real estate located in Glastonbury, Connecticut leased to IKON at a fair market value rate on terms no more favorable than those available from third parties. The lease has a ten-year term which expires on April 30, 2001, with annual rental payments of $267,750. The lease also has provisions for renewal, at IKON's discretion, for an additional five-year term.

Change-in-Control Arrangements, Executive Employment Contracts and Severance Arrangements

 Change-in-Control Arrangements--Employee Benefit Plans and Executive
Arrangements

  IKON's stock option plans, deferred compensation plans, LTIP and supplemental executive retirement plan provide for accelerated vesting (and, for certain plans, accelerated payout of benefits) for all participants upon a change-in-control. In addition, accelerated vesting is provided to participants in the Company's 401(k) plan and Pension Plan upon a change-in-control followed by the participant's involuntary employment termination within two years following the change-in-control.

  The Committee has authorized change-in-control agreements with corporate officers and other key executives. For Messrs. LeStrange, Gadra and Mills, the agreements provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control) followed by the executive's involuntary termination of employment (or termination of employment by the executive for good reason) within two years after such change-in-control, the executive will receive the following: 1) full vesting in IKON's Stock Option Plan and 401(k) plan (if participating in such plans), 2) the executive's annual bonus opportunity for the year in which termination occurs, prorated to the date of termination, 3) an accelerated maximum LTIP payout for all outstanding LTIP plan periods, 4) a severance benefit equal to two times salary and two times bonus opportunity, 5) continued group hospitalization, health, dental care, life insurance and disability insurance for two years,
6) an amount equal to the benefit associated with two years of credited service under the Company's pension plans, 7) an amount equal to the value of two years of company contributions under the 401(k) plan (if participating),
8) a one-year extension of any partner's loan repayment obligation to the Company, and 9) reimbursement for excise taxes (if any) payable as a result of benefits received upon a change-in-control. In the event that the terms of any employee benefit plan require vesting or payment upon an earlier date than the executive's change-in-control agreement, the earlier date will prevail. The change-in-control agreements further provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control), followed by the executive's involuntary termination of employment (or termination by the executive for good reason) within two years following the change-in-control, any noncompete restrictions otherwise applicable to the executive shall be void.

  The employment contract for Mr. Forese (described on the following page) contains change-in-control provisions which are identical to the provisions in the executive change-in-control arrangements described above, except that, upon involuntary employment termination within two years following a change-in-control, Mr. Forese will receive a severance benefit equal to three times salary and three times maximum bonus. Mr. Forese will also receive continued group hospitalization, health, dental care, life insurance and disability insurance for three years, and will receive an amount equal to three years of company contributions or credited service under the Company's 401(k) plan and pension plans. Mr. Forese will also be entitled to the continued right to exercise each outstanding stock option (except the Special Stock Option described on the following page) for the lesser of two years or the remainder of its stated term, and he will be entitled to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term. Mr. Forese is subject to nonsolicitation and noncompetition restrictions upon employment termination except under certain circumstances following a change-in-control.

 Executive Employment Contracts and Severance Arrangements

  The following describes the executive employment contracts which are in place for the current executives named in the Summary Compensation Table and severance arrangements for the other individuals named in the Summary Compensation Table.

 James J. Forese

  Mr. Forese executed a three-year employment contract with the Company effective October 1, 1998, subject to two annual automatic renewal provisions after expiration of the initial term unless either Mr. Forese or the Company provide appropriate notice of an intention not to renew. The contract sets Mr. Forese's annual salary at $750,000, subject to annual increase in the discretion of the Human Resources Committee, and provides that Mr. Forese shall be eligible to earn an annual bonus of at least 150% of annual salary (subject to achievement of applicable performance goals). Mr. Forese is also eligible to receive cash awards pursuant to the Company's LTIP, ranging from 90% to 180% of his base salary (upon achievement of certain performance goals), and a corresponding option grant. For the LTIP plan period from October 1, 1998 through September 30, 2001 (1999-2001 LTIP), Mr. Forese is eligible to receive a maximum cash award of $1,012,500 (135% of base salary), and received a corresponding grant of 135,000 options.

  Pursuant to Mr. Forese's employment contract, Mr. Forese received options to purchase 500,000 shares of common stock (the "Special Stock Option"), in addition to the 135,000 options described above. The terms of such options are set forth in the Option Grant Table on page 10.

  If Mr. Forese voluntarily terminates employment during the term of the contract, or is terminated for cause, no severance benefit is provided and Mr. Forese shall forfeit all stock options not exercisable on the termination date. If Mr. Forese's employment is terminated without cause (or due to constructive discharge), Mr. Forese will receive: 1) base salary continuation through the later of September 30, 2001 or the second anniversary of his termination date, 2) a pro rata bonus for the year of termination, 3) bonus payments for a two-year period after termination, 4) the right to exercise any outstanding stock option, other than the Special Stock Option, for a three-month period following employment termination or the option's stated term, 5) the right to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term, 6) an accelerated LTIP payout for all outstanding plan periods, and 7) continued participation in all medical, dental, vision, hospitalization, disability and life insurance coverage through the later of September 30, 2001 or the second anniversary of his termination date. Mr. Forese's contract also provides that Mr. Forese is subject to noncompetition and nonsolicitation restrictions upon employment termination except under certain circumstances following a change-in-control.

  Finally, Mr. Forese's employment contract contains certain additional provisions regarding payment of benefits upon employment termination following a change-in-control, which are further described under "Change-in-Control Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 14.

 Dennis P. LeStrange

  Mr. LeStrange executed a five-year employment contract with the Company effective October 1, 1996, which was amended effective August 1, 1998. The employment contract, as amended, provides for a minimum annual base salary of $250,000 per year and bonus opportunity of at least 100% of base salary. Pursuant to Mr. LeStrange's employment contract, he received a one-time grant of 3,500 stock options on January 23, 1997, and a one-time grant of 50,000 stock options on July 30, 1998. Mr. LeStrange also received a $100,000 moving bonus and relocation assistance in connection with his 1998 relocation to the Company's headquarters in Pennsylvania.

  If Mr. LeStrange's employment is involuntarily terminated by the Company without cause during the contract term, he will receive base salary continuation for the remainder of the contract term (until October 1, 2001). Unless otherwise determined by the Human Resources Committee, all unvested options will be forfeited upon any termination of employment (other than due to death, disability or a change-in-control). Mr. LeStrange is subject to noncompetition and nonsolicitation restrictions upon employment termination except under certain circumstances following a change-in-control.

  Mr. LeStrange is also subject to a change-in-control arrangement, which is further described under "Change-in-Control Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 14.

 Lynn B. Graham

  Mr. Graham executed a three-year employment contract with the Company effective April 1, 1997. The contract was terminated effective December 1, 1999, when Mr. Graham's employment with the Company terminated. Pursuant to the terms of the contract and Mr. Graham's separation agreement, Mr. Graham will receive base salary continuation, and continued participation in the Company's group hospitalization, health, dental care, life insurance and disability plans until November 30, 2001. As of December 1, 1999, 6,667 shares of IKON common stock subject to Mr. Graham's restricted stock award became vested, and Mr. Graham also received full vesting in the Company's deferred compensation plans and outplacement counseling. Mr. Graham remains subject to noncompetition and nonsolicitation restrictions, which will expire on December 1, 2001.

 David M. Gadra

  Mr. Gadra executed a three-year employment contract effective August 1, 1996, which was extended by amendment to expire on January 31, 2000. The contract provides for a guaranteed annual salary of at least $225,000, and bonus opportunity of at least 100% of base salary. Pursuant to the contract, Mr. Gadra received a one-time payment of $100,000 (to compensate Mr. Gadra for the forfeiture of options attributable to his previous employment), relocation compensation of $25,000, and certain guaranteed bonus payments in fiscal 1996 and fiscal 1997. In addition, Mr. Gadra received a grant of options to purchase 11,725 shares of IKON common stock. If Mr. Gadra's employment is involuntarily terminated by the Company without cause during the contract term, he will receive a severance benefit equal to the base salary he would have received for the remainder of the contract term (payable in equal bimonthly installments for the remainder of the contract term), accrued bonus for the fiscal year in which his employment terminates, continued vesting under the Company's employee benefit plans and continued participation in the Company's group hospitalization, health, dental care, life insurance and disability plans until the end of the term. If Mr. Gadra voluntarily terminates employment during the term, or his employment terminates due to disability or death, or for cause, he shall be entitled to receive unpaid base salary until the date of termination, and any unpaid accrued benefits under IKON's benefit plans as of the date of termination. Unless otherwise determined by the Human Resources Committee, all unvested options will be forfeited upon any termination of employment (other than due to death, disability or a change-in-control). Mr. Gadra is subject to noncompetition and nonsolicitation restrictions upon employment termination except under certain circumstances following a change-in-control.

  Mr. Gadra is also subject to a change-in-control arrangement, which is further described under "Change-in-Control Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 14.

 David Mills

  Mr. Mills executed an employment contract with the Company, effective October 22, 1997, which provides that Mr. Mills shall remain in the employ of the Company until either the Company or Mr. Mills shall give the other three months written notice of termination of Mr. Mills' employment. The employment contract provides for a minimum annual base salary of (Pounds)125,000 (approximately US $200,000) and bonus opportunity of at least 100% of base salary. The contract also states that Mr. Mills shall receive benefits generally available to other executives and salaried employees. The employment contract further provides that upon termination of Mr. Mills' employment, he shall be entitled to receive base salary continuation for a twelve-month period, a bonus entitlement equal to his annual bonus opportunity, and a sum equal to the value of twelve months of certain other benefit entitlements. Unless otherwise determined by the Human Resources Committee, all unvested options will be forfeited upon any termination of employment (other than due to death, disability or a change-in-control). Mr. Mills is subject to noncompetition and nonsolicitation restrictions upon employment termination except under certain circumstances following a change-in-control.

  Mr. Mills is also subject to a change-in-control arrangement, which is further described under "Change-in-Control Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 14.

 Peter W. Shoemaker

  On May 17, 1999, Mr. Shoemaker ceased to serve as President-IKON Business Services, and his active employment terminated on October 1, 1999. Pursuant to the terms of Mr. Shoemaker's employment contract, Mr. Shoemaker will receive annualized compensation of $375,000 per year through January 31, 2002 and continued vesting and participation in all benefit plans through the end of this period. At the end of this period, any unvested options will be forfeited. During this period, Mr. Shoemaker is not entitled to participate in any new bonus, stock option or LTIP opportunities. Mr. Shoemaker remains subject to noncompetition and nonsolicitation restrictions which will expire on January 31, 2004.

Directors' Compensation

  The Company's 1999 directors' compensation year began on February 1, 1999 and will end on January 31, 2000. All independent directors receive a base director's fee of $30,000 per year for service on the Board. No attendance fees are paid for attendance at regular quarterly Board and committee meetings, but a fee of $1,000 per meeting is paid for attendance at special meetings and attendance at Executive Committee meetings. In addition to the foregoing base director's fee, during the 1999 directors' compensation year, Mr. Jalkut received a fee of $99,700 for serving as Non-Executive Chairman, Chairman of the Human Resources Committee and Co-Chairman of the Executive Committee, Mr. Birle received a fee of $38,000 for serving as Chairman of the Audit Committee and Co-Chairman of the Executive Committee, Mr. Cushing received a fee of $3,000 for serving as Chairman of the Investment Committee, and Mr. Gerrity received a fee of $3,000 for serving as Chairman of a management committee overseeing investments for the Company's retirement plans. In addition, Mr. Gerrity and Mrs. Hauptfuhrer each received a fee of $15,000 for serving on the Executive Committee. All of the Company's non-employee directors elected to receive the foregoing fees in the form of options to purchase IKON common stock (as further described below under "Option Grants in Respect of Directors' Fees"), except that Mr. Jalkut received $36,700 of the foregoing fees in cash.

  For the directors' compensation year beginning on February 1, 2000, the Company expects that the directors' fees as described above will remain substantially unchanged, except that, in accordance with the recommendations of the Company's independent compensation consultants, Mr. Jalkut's annual compensation for the services described above (not including the $30,000 base fee) will be increased to $173,000.

 Option Grants in Respect of Directors Fees

  IKON's Stock Option Plan for Non-Employee Directors (the "Directors' Option Plan") enables directors of IKON to receive all or a portion of their directors' fees in the form of options to purchase IKON common stock. The exercise price of such options equals 100% of the fair market value of IKON common stock on the date of grant, with 25% of the exercise price payable with directors' fees applied to the option exercise price at the time of grant, and the remaining 75% payable in cash upon exercise. The Directors' Option Plan provides for an annual grant of such stock options to each director who has filed with IKON an election to receive options in lieu of all or a portion of his or her Board and/or committee fees. The options are exercisable for twenty years (except in the case of death), but generally may not be exercised prior to the twelve-month anniversary of the date of grant.

 Annual Option Grant

  In addition to the above options, each independent director receives an automatic annual grant of options to purchase 7,000 shares of IKON common stock pursuant to the Directors' Option Plan. Options are granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. Options are immediately exercisable and remain exercisable for a period of ten years from the date of grant.

 Restricted Stock Awards

  Each non-employee director also receives an annual award of 1,750 shares of restricted common stock, which vest 20% per year beginning on the first anniversary of the date of grant.

 New Director Options

  Each new non-employee director of IKON receives a one-time grant of 25,000 options to purchase IKON common stock. The options are granted at an exercise price equal to the fair market value of IKON common stock on the date of grant, vest 20% per year beginning on the first anniversary of the date of grant, and have a ten-year term.

            II. ADOPTION OF 2000 IKON OFFICE SOLUTIONS NON-EMPLOYEE
                         DIRECTORS' COMPENSATION PLAN

  The Board of Directors proposes and recommends that the shareholders approve the 2000 IKON Office Solutions, Inc. Non-Employee Directors' Compensation Plan (the "2000 Directors' Plan"), which provides for the granting of stock options and restricted stock to directors who are not employees of the Company. The Company estimates that a maximum of sixteen individuals may be eligible to participate in the 2000 Directors' Plan.

General

  The 2000 Directors' Plan was adopted by the Board on October 20, 1999, subject to shareholder approval, as a continuation of the directors compensation program which the Company had adopted pursuant to two directors' stock option plans previously approved by shareholders.

  A total of 1,000,000 shares of common stock are to be reserved for issuance under the 2000 Directors' Plan, subject to adjustment for subsequent stock splits, stock dividends and other changes in the common stock. Upon the exercise of an option or the vesting of restricted stock, IKON may issue new shares or treasury shares. If an option or share of restricted stock under the 2000 Directors' Plan is terminated or cancelled without having been exercised or issued, the shares which were not issued will again become available for issuance.

Administration

  The 2000 Directors' Plan will be administered by the Board, which has the authority to grant of stock options and/or restricted stock awards, determine the terms and conditions of such grants and exercise all other powers as set forth in the 2000 Directors' Plan.

Options to be Granted Pursuant to the 2000 Directors' Plan

  The 2000 Directors' Plan provides for four types of options that may be granted to non-employee directors of IKON: 1) a one-time grant of options to purchase 25,000 shares of IKON common stock to each person who is not an employee of IKON who becomes a member of IKON's Board ("New Director Options"), as adjusted from time to time; 2) an annual grant of options to purchase 7,000 shares of IKON common stock ("Annual Options"), as adjusted from time to time; 3) options that may be granted in the Board's discretion ("Discretionary Options"); and 4) options that a non-employee director may elect to receive in lieu of director's fees ("Retainer Options"). The exercise price for New Director Options and Annual Options is equal to 100% of the fair market value of IKON common stock on the date of grant. The exercise price for Retainer Options is equal to 100% of the fair market value of IKON common stock on the date of grant, with 25% of the exercise price payable using directors' fees applied to the exercise price in lieu of cash at the time of grant, and the remaining 75% of the exercise price payable in cash upon exercise. The exercise price for Discretionary Options is determined by the Board at the time of grant, but shall not be less than the fair market value of IKON stock on the date of grant.

Restricted Stock to be Granted Pursuant to the 2000 Directors' Plan

  The 2000 Directors' Plan provides for two types of restricted stock grants that may be made to non-employee directors of IKON: 1) an annual restricted stock grant of 1,750 shares of common stock, as adjusted from time to time; and 2) restricted stock grants of common stock that may be made in the Board's discretion. The shares underlying the annual restricted stock grant generally vest in five equal annual installments, beginning on the first anniversary of the date of grant.

Change-in-Control and Adjustments in Capitalization

  The 2000 Directors' Plan provides that, in the event of a change-in-control or potential change-in-control (as defined in the 2000 Directors' Plan), the vesting of all options and/or restricted stock granted pursuant to the

2000 Directors' Plan will accelerate and such options will become exercisable and/or restricted stock will be issued. The 2000 Directors' Plan further provides that, in the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, or recapitalization affecting the outstanding shares of the Company's common stock (the "Event"), the maximum number and kind of shares that may be issued under the Plan, the number of shares with respect to which future New Director Options and Annual Options are to be granted, the number and kind of shares subject to then outstanding options or restricted stock awards, and the price for each share subject to any then outstanding options shall be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to the Event and the same aggregate option price.

Tax Consequences

  Options to be granted under the 2000 Directors' Plan are nonqualified stock options, which are not entitled to special tax treatment under Section 422 of the Code. Generally, there are no tax consequences to IKON or to a non-employee director when a nonqualified option is granted. When such an option is exercised, the excess of the then fair market value of the shares over the exercise price of the option will constitute ordinary income to the non-employee director and IKON will be entitled to deduct an equal amount as compensation expense.

  If a non-employee director makes an election to receive Retainer Options instead of director's fees before the period in which the fees are earned, the non-employee director will not recognize income on the date the fees would otherwise be paid. The non-employee director will recognize ordinary income at the time of option exercise in the same manner as other options, i.e. to the extent that the fair market value of the shares exceeds the exercise price of the option. However, if a non-employee director makes an election to receive Retainer Options after the period in which the fees are earned, the non-employee director will recognize income on the date the fees would otherwise be paid. IKON will generally be entitled to corresponding deduction at the time the non-employee director recognizes income.

  Generally, there are no tax consequences to IKON or to a non-employee director when a restricted stock award is granted. When such award vests and is distributed, the director will recognize ordinary income in the amount of the fair market value of the common stock underlying the award at the time of the distribution, and IKON will be entitled to deduct an equal amount as compensation expense.

  A non-employee director may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares at the date of grant. This election is referred to as a "section 83(b) election." IKON, generally, will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by a non-employee director upon a later disposition of the shares will be capital gain or loss. If a non-employee director makes a section 83(b) election at the time of an award and then forfeits the shares, he or she will not be entitled to any tax deduction or tax refund with respect to the tax previously paid.

  Upon disposition of the shares acquired pursuant to an option exercise or pursuant to the vesting of a restricted stock award, long-term or short-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the basis in the shares, which will include the amount previously recognized as ordinary income. The capital gain holding period will commence on the date the shares are acquired pursuant to the exercise of an option or distribution of restricted stock.

  The foregoing is not a complete summary of income tax consequences to the director or IKON, and does not purport to address the effects of foreign, state or local law or wage withholding requirements.

Amendment or Termination of the 2000 Directors' Plan

  The Board may amend the 2000 Directors' Plan in any manner and at any time, and may terminate the 2000 Directors' Plan in whole or in part, provided, however that no such amendment or termination may materially affect the rights of any person who has received an option or restricted stock award under the 2000 Directors' Plan without such person's consent, other than as set forth in the 2000 Directors' Plan.

Term of Plan

  No option or restricted stock award may be granted under the 2000 Directors' Plan after October 20, 2009, but options and awards outstanding as of such date shall continue to be governed by the terms of the 2000 Directors' Plan.

New Plan Benefits

  Based on the Company's current directors' compensation program, the Company expects that each current non-employee director of IKON will receive, on an annual basis, the following grants pursuant to the 2000 Directors' Plan: 1) a grant of 7,000 options to purchase IKON common stock, and 2) a restricted stock grant of 1,750 shares of restricted IKON common stock. Although there are currently nine non-employee directors, (including Mrs. Hauptfuhrer, who is not standing for reelection), IKON's Code of Regulations provides that there may be a maximum of sixteen directors of the Company (including any employee directors). Because any future grant of Retainer Options, Discretionary Options, or Discretionary Restricted Stock Awards is elective or discretionary in nature, the Company is unable to estimate any future amount of such awards that may be granted pursuant to the 2000 Directors' Plan.

Availability of 2000 Directors' Plan Document

  The full text of the 2000 Directors' Plan is included as Exhibit A to this Notice of Annual Meeting of Shareholders.

Board Recommendation

  The Board believes that the adoption of the 2000 Directors' Plan will enable the Company to provide significant equity-based incentives to non-employee directors who are expected to contribute materially to IKON's future success. Accordingly, the Board unanimously recommends approval of the 2000 Directors' Plan by the shareholders.

Vote Required

  The favorable vote of a majority of the votes cast, provided the total votes actually cast represent at least a majority of the votes entitled to be cast at the meeting, is required to approve the 2000 Directors' Plan. Member firms of the New York Stock Exchange have authority to vote on this proposal as a routine item and, therefore, need not decline to vote in the absence of voting direction from an investor. Abstentions from voting on this matter will be treated as votes against, while broker non-votes, if any, will be treated as shares not voted. An executed proxy that does not indicate a vote for or against the 2000 Directors' Plan will be voted, in accordance with the recommendation of the Board of Directors, in favor of the 2000 Directors' Plan.

  III. ADOPTION OF 2000 IKON OFFICE SOLUTIONS, INC. EXECUTIVE INCENTIVE PLAN

  The Board of Directors proposes and recommends that the shareholders approve the 2000 IKON Office Solutions, Inc. Executive Incentive Plan (the "Executive Plan"), which provides for the granting of stock options and restricted stock to officers and other key executives of the Company. The Company estimates that approximately thirty individuals may be eligible to participate in the Executive Plan.

General

  The Executive Plan was adopted by the Board effective October 20, 1999, subject to shareholder approval. A total of 1,000,000 shares of common stock are to be reserved for issuance under the Executive Plan, subject to adjustment for subsequent stock splits, stock dividends and other changes in the common stock. Upon the exercise of an option or the vesting of restricted stock under the Executive Plan, IKON may issue new shares or treasury shares. If an option or restricted stock award under the Executive Plan is terminated or cancelled without having been exercised or issued, the shares will again become available for issuance.

Administration

  The Executive Plan will be administered by the Human Resources Committee of the Board of Directors of IKON (the "Committee"), or such other committee as the Board may from time to time designate, which committee will be composed of not less than two "disinterested persons" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 who also qualify as "outside directors" for purposes of Section 162(m) of the Code.

Relationship to Other Equity-Based Plans

  The Company has in effect two employee stock option plans that were previously approved by shareholders, pursuant to which a total of 961,878 and 4,929,140 options are outstanding, respectively (with an average exercise price of $19.04 and $22.14 per share, respectively), and a total of 1,191,723 shares remain available for grant (as of December 28, 1999). The Company also adopted a new broad-based employee stock option plan (the "2000 Employee Plan"), effective October 20, 1999, which provides for the grant of up to 5,000,000 options to purchase the Company's common stock, pursuant to which 3,038,000 options are outstanding (with an exercise price of $5.9375). IKON's executive officers and directors are not eligible to participate in the 2000 Employee Plan.

  The Company also has in effect a Long Term Incentive Compensation Plan that was approved by shareholders in 1995, pursuant to which 539,000 restricted stock grants have been made, and a total of 4,066,645 shares of common stock remain available for issuance. Upon approval of the Executive Plan by the shareholders, the Company will amend the Long Term Incentive Compensation Plan to reduce the number of shares remaining available for issuance from 4,605,645 to 1,500,000, excluding outstanding restricted stock grants.

Options to be Granted Pursuant to the Executive Plan

  The Committee shall determine the persons to whom options shall be granted, the dates of grant, the number of shares to be subject to each option, the price to be paid for the shares upon the exercise of each option, the period within which each option may be exercised and the other terms and conditions of options, provided, that the exercise price of options granted under the Executive Plan shall not be less than the fair market value of IKON common stock on the date of grant. The Committee has the authority to determine which persons exercise such functions or discharge such responsibilities as to merit consideration as possible optionees under the Executive Plan. The Committee determines whether to grant options qualifying as "incentive stock options" under Section 422 of the Code (hereinafter referred to as "ISOs") or options which do not so qualify (hereinafter referred to as "nonqualified options"), or a combination of both. The Executive Plan limits the number of shares subject to options granted to any one optionee to an aggregate of 500,000 shares in any one fiscal year, subject to adjustment as provided in the Executive Plan.

Restricted Stock to be Granted Pursuant to the Executive Plan

  The Committee shall determine the persons to whom restricted stock shall be granted, the dates of grant, the number of shares to be subject to each restricted stock grant, the vesting provisions applicable to each restricted stock grant, and the other terms and conditions of the restricted stock grant. The Committee has the authority to determine which persons exercise such functions or discharge such responsibilities as to merit consideration as possible recipients of restricted stock grants under the Executive Plan.

Change-in-Control and Adjustments in Capitalization

  The Executive Plan provides that, in the event of a change-in-control (as defined in the Executive Plan), the vesting of all options and/or restricted stock granted pursuant to the Executive Plan will accelerate and such options will become exercisable and/or restricted stock will be issued. The Executive Plan further provides that, in the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, or recapitalization affecting the outstanding shares of common stock (the "Event"), the maximum number and kind of shares that may be issued under the Executive Plan, the number and kind of shares subject to then outstanding options or restricted stock awards, and the price for each share subject to any then outstanding options shall be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to the Event and the same aggregate option price.

Tax Consequences

  Options to be granted under the Executive Plan may be nonqualified stock options or ISOs.

 Nonqualified Stock Options

  Nonqualified stock options are not entitled to special tax treatment under
Section 422 of the Code. Generally, there are no tax consequences to IKON or to an optionee when a nonqualified option is granted. When such an option is exercised, the excess of the then fair market value of the shares over the exercise price of the option will constitute ordinary income to the optionee and IKON will be entitled to deduct an equal amount as compensation expense. Upon disposition of the shares by the optionee, long-term or short-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the optionee's basis in the shares, which will include the amount previously recognized as ordinary income. The capital gain holding period will commence on the date the optionee acquires the shares pursuant to the option.

 ISOs

  It is intended that grants of ISOs under the Executive Plan will meet the requirements for treatment as such under Section 422 of the Code, and that the stock option awards evidencing ISOs contain such terms and provisions as will, in the judgment of the Committee, permit such treatment. Under the Code, an optionee does not recognize federal taxable income upon the grant or exercise of an ISO and IKON is not entitled to a tax deduction. Upon disposition of the shares by the optionee, long-term or short-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the amount the optionee paid to exercise the option. The capital gain holding period will commence on the date the optionee acquires the shares pursuant to the option. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price (the "spread") will generally be included in alternative minimum taxable income for purposes of the alternative minimum tax calculation for the year in which the ISO is exercised.

 Restricted Stock Awards

  Generally, there are no tax consequences to IKON or to a recipient when a restricted stock award is granted. When such award vests and is distributed, the recipient will recognize ordinary income in the amount of the fair market value of the common stock underlying the award at the time of the distribution, and IKON will be entitled to deduct an equal amount as compensation expense. Upon disposition of the shares acquired pursuant to the vesting of a restricted stock award, long-term or short-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the basis in the shares, which will include the amount previously recognized as ordinary income. The capital gain holding period will commence on the date the shares are acquired pursuant to the vesting of the restricted stock award.

  A recipient may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares at the date of grant. This election is referred to as a "section 83(b) election." IKON, generally, will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by a recipient upon a later disposition of the shares will be capital gain or loss. If a recipient elects to make a section 83(b) election at the time of any award and then forfeits the shares, he or she will not be entitled to any tax deduction or tax refund with respect to the tax previously paid.

  The foregoing is not a complete summary of income tax consequences to the executive or IKON, and does not purport to address the effects of foreign, state or local law or wage withholding requirements.

Amendment or Termination of the Executive Plan

  The Board may amend the Executive Plan in any manner and at any time, and may terminate the Executive Plan in whole or in part, provided, however that no such amendment or termination may materially affect the rights of any person who has received an option or restricted stock award under the Executive Plan without such person's consent, except as otherwise provided in the Executive Plan.

Term of Plan

  No option or restricted stock award may be granted under the Executive Plan after October 20, 2009, but awards outstanding as of such date shall continue to be governed by the terms of the Executive Plan.

Availability of Executive Plan Document

  The full text of the Executive Plan is included as Exhibit B to this Notice of Annual Meeting of Shareholders.

Board Recommendation

  The Board believes that the adoption of the Executive Plan will enable the Company to provide significant equity-based incentives to executives who are expected to contribute materially to IKON's future success. Accordingly, the Board unanimously recommends approval of the Executive Plan by the shareholders.

Vote Required

  The favorable vote of a majority of the votes cast, provided the total votes actually cast represent at least a majority of the votes entitled to be cast at the meeting, is required to approve the Executive Plan for all purposes, including the shareholder approval requirements under Section 162(m) of the Code. Member firms of the New York Stock Exchange have authority to vote on this proposal as a routine item and, therefore, need not decline to vote in the absence of voting direction from an investor. Abstentions from voting on this matter will be treated as votes against, while broker non-votes, if any, will be treated as shares not voted. An executed proxy that does not indicate a vote for or against the Executive Plan will be voted, in accordance with the recommendation of the Board of Directors, in favor of the Executive Plan.

                          V.GENERAL AND OTHER MATTERS

  The Board knows of no matter, other than as referred to in this proxy statement, which will be presented at the annual meeting of shareholders. However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters. The Board is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other person, if any, as the Board may recommend.

  The cost of soliciting proxies will be borne by IKON. Employees of IKON may solicit proxies personally or by telephone. In addition to solicitation by mail and by employees, arrangements have been made with Georgeson Shareholder Communication, Inc. to solicit proxies, at an expected cost of $9,000 (plus out-of-pocket expenses).

  Votes are tabulated by National City Bank, IKON's transfer agent. Shares represented by abstentions are counted in determining the number of shares present at a meeting, but are not counted as a vote in favor of a proposal, and therefore have the same effect as a vote withheld or a vote against. Broker non-votes are counted in determining the number of shares present at the meeting, but are treated as shares not voted with respect to each proposal.

  You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. If you sign and return your proxy, but do not vote on any director nominee, your shares will be voted in accordance with the recommendation of the Board of Directors. You may revoke the proxy at any time before it is voted by giving notice to the Secretary of IKON, and if you attend the meeting, you may vote your shares in person. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.

Independent Accountants

  On December 15, 1999, the Board and the Audit Committee of the Company approved the engagement of Pricewaterhouse Coopers LLP ("PWC") as its independent auditors for the fiscal year ending September 30, 2000 to replace the firm of Ernst & Young LLP ("E&Y") who were dismissed as auditors of the Company effective December 28, 1999. On December 28, 1999, the Company filed its Annual Report on Form 10-K for the fiscal year ended September 30, 1999, which included the Report of Ernst & Young on the Company's financial statements. Representatives of both PWC and E&Y are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The reports of E&Y on the Company's consolidated financial statements for the fiscal years ended September 30, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  In connection with the audits of the Company's financial statements for the Company's fiscal years ended September 30, 1999 and 1998, and the subsequent interim period through December 28, 1999 (the date of E&Y's dismissal as the Company's independent auditor), (1) there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make a reference to the matter of the disagreements in connection with its reports in the financial statements for such years; and (2) there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

  During the two most recent fiscal years, the Company has not consulted PWC regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company's financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or (3) any matter concerning a disagreement, as that term is defined in 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event with the former auditor (as described in Regulation S-K
Item 304(a)(1)(v)).

2001 Annual Meeting

  Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings consistent with the Company's Code of Regulations and regulations adopted by the SEC. For shareholder proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy relating to the 2001 annual meeting of shareholders, they must be received by the Company not later than September 13, 2000. If any shareholder wishes to present a proposal to the 2001 annual meeting of shareholders that is not included in the Company's Proxy Statement relating to such meeting and fails to submit such proposal to the Secretary of the Company on or before November 27, 2000, then the Board will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting. All proposals should be addressed to the Company at P.O. Box 834, Valley Forge, PA 19482-0834,
Attention: Secretary. Nothing in this paragraph shall be deemed to require the Company to permit presentation of a shareholder proposal or to include in its proxy materials relating to such annual meeting of shareholders any shareholder proposal which does not meet all of the requirements for presentation or inclusion established by the Company's Code of Regulations and/or the regulations of the SEC at that time in effect.

Annual Report on Form 10-K

  Upon the written request of any shareholder entitled to vote at the upcoming Annual Meeting, the Company will furnish to such shareholder, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999. Such requests should be directed to IKON's website at www.IKON.com or to: Investor Relations, IKON Office Solutions, Inc., P.O. Box 834, Valley Forge, PA 19482-0834.

                                          Karin M. Kinney
                                          Secretary

January 11, 2000

                                                                      Exhibit A

                       2000 IKON OFFICE SOLUTIONS, INC.

                   NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN

                                   ARTICLE I

                                    Purpose

  The purpose of this 2000 IKON Office Solutions, Inc. Non-Employee Directors' Compensation Plan (the "Plan") is to enable IKON Office Solutions, Inc. (the "Company") to offer non-employee directors of the Company the opportunity to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.

                                  ARTICLE II

                                  Definitions

  For purposes of this Plan, the following terms shall have the following meanings:

  2.1 "Annual Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.2.

  2.2 "Annual Restricted Stock Award " shall mean the right to receive shares of the Company's Common Stock granted pursuant to Section 6.6.

  2.3 "Award," "Stock Option Award," or "Restricted Stock Award" shall mean the award document evidencing the grant of an Option or Restricted Stock Award and the terms and conditions of such grant.

  2.4 "Board" shall mean the Board of Directors of the Company.

  2.5 "Change-in-Control Event" shall mean any of the following events:

    (a) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of common stock of the Company; or

    (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on October 20, 1999, constituted the Board and any new director whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on October 20, 1999 or whose appointment, election or nomination for election was previously so approved; or

    (c) the Company consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of the Company), or any other Person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

    (d) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.

    Notwithstanding the foregoing, no "Change-in-Control Event" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

  2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

  2.7 "Common Stock" shall mean the Common Stock, no par value, of the Company.

  2.8 "Company" shall mean IKON Office Solutions, Inc.

  2.9 "Director" shall mean a member of the Board.

  2.10 "Discretionary Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.3.

  2.11 "Discretionary Restricted Stock Award " shall mean the right to receive shares of Common Stock granted pursuant to Section 6.3.

  2.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  2.13 "Fair Market Value" as of any date shall mean, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, the closing sales price of a share of Common Stock for the applicable trading day as reported on the New York Stock Exchange Composite Tape.

  2.14 "New Director Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.1.

  2.15 "Non-Employee Director" shall mean a Director who is not an employee of the Company or any parent or subsidiary of the Company (as defined in Section 425 of the Code).

  2.16 "Restricted Stock Award " shall mean the right to receive shares of the Company's Common Stock granted pursuant to Section 6.3 or 6.6 of the Plan.

  2.17 "Participant" shall mean a person to whom an Option or Restricted Stock Award has been granted under this Plan.

  2.18 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

  2.19 "Potential Change-in-Control Event" shall mean the occurrence of any one of the following:

    (a) the Company enters into an agreement, the consummation of which will result in the occurrence of a Change-in-Control Event;

    (b) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change-in-Control Event; or

    (c) the Board adopts a resolution to the effect that a Potential Change-in-Control Event has occurred.

  2.20 "Retainer Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.4.

  2.21 "Stock Option" or "Option" shall mean a New Director Option, an Annual Option, a Discretionary Option or a Retainer Option granted pursuant to
Article VI.

                                  ARTICLE III

                                Administration

  3.1 Administration. The Plan shall be administered and interpreted by the Board. The Board may from time to time appoint a plan administrator to carry out the day-to-day duties and responsibilities relating to the Plan.

  3.2 Guidelines. Subject to Article VII hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Option or Restricted Stock Award granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Option or Restricted Stock Award in the manner and to the extent it shall deem necessary to carry this Plan into effect.

  3.3 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all employees, Directors and Participants and their respective heirs, executors, administrators, successors and assigns.

                                  ARTICLE IV

                               Share Limitations

  4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 1,000,000 (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If and to the extent any Option or Restricted Stock Award granted under this Plan expires, terminates, or is cancelled, exchanged or surrendered for any reason without having been issued as Common Stock, the number of unissued shares shall again be available for the purposes of the Plan.

  4.2 Adjustments. In the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, or recapitalization affecting the outstanding shares of Common Stock (the "Event"), the maximum number and kind of shares that may be issued under the Plan, the number of shares with respect to which future New Director Options, Annual Options and Annual Restricted Stock Awards are to be granted, the number and kind of shares subject to then outstanding Options and/or Restricted Stock Awards, and the price for each share subject to any then outstanding Options shall be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to the Event and the same aggregate option price.

                                   ARTICLE V

                                  Eligibility

  5.1 Any person who is a Non-Employee Director, or who is then becoming a Non-Employee Director, is eligible to be granted New Director Options, Annual Options, Discretionary Options, Retainer Options, Annual Restricted Stock Awards and Discretionary Restricted Stock Awards in accordance with the terms of this Plan.

                                  ARTICLE VI

                   Stock Options and Restricted Stock Awards

  6.1 New Director Options. For as long as this Plan remains in effect, each Non-Employee Director shall, upon his or her initial election to the Board, or as soon thereafter as practicable, be granted a New Director

Option to purchase 25,000 shares of Common Stock (subject to adjustment as provided in Section 4.2 and/or as determined by the Board).

  6.2 Annual Options. Each year for as long as this Plan remains in effect, each person who is elected a Director at the Company's annual meeting of shareholders and who is a Non-Employee Director shall automatically be granted an Annual Option to purchase 7,000 shares of Common Stock, subject to adjustment as provided in Section 4.2 and/or as determined by the Board. Such options will generally be granted on the date of the annual organizational meeting following the annual shareholders' meeting.

  6.3 Discretionary Options/Restricted Stock Awards. The Board shall have full authority to grant Discretionary Options or Discretionary Restricted Stock Awards to any Non-Employee Director, including the authority:

    (a) to select the Non-Employee Directors to whom Discretionary Options or Discretionary Restricted Stock Awards may from time to time be granted;

    (b) to determine whether and to what extent Discretionary Options or Discretionary Restricted Stock Awards are to be granted to such Non-Employee Directors;

    (c) to determine the number of shares of Common Stock to be covered by each Discretionary Option or Discretionary Restricted Stock Award granted; and

    (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Discretionary Option or Discretionary Restricted Stock Award granted (including, but not limited to, the exercise price, the term, any restriction or limitation affecting the exercisability of the Option or vesting of the Restricted Stock Award, and any conditions under which the exercisability of the Option or vesting of the Restricted Stock Award will be accelerated). Notwithstanding the foregoing, the exercise price for Discretionary Options shall be not less than the fair market value of the Common Stock or the date of grant.

  6.4 Retainer Options. Each year for as long as this Plan remains in effect, Retainer Options shall be granted to any Non-Employee Director who has filed with the Company an election to receive stock options in lieu of the Annual Retainer (as defined below), or some portion thereof, to be earned by such Director in each Plan Year (as defined below) during which he or she shall serve as a Director.

    (a) Option Formula. The number of shares of Common Stock subject to the Retainer Options granted to any Director for a Plan Year shall be equal to the nearest number of whole shares obtained by dividing (i) the Director's Annual Retainer (as defined below) by (ii) 25% of the Fair Market Value of a share of Common Stock on the date of grant.

    (b) Annual Retainer. For purposes of this Plan, "Annual Retainer" shall mean the amount of fees which the Director will be entitled to receive during a Plan Year for serving as a Director or a chairperson or member of one or more committees of the Board, or a chairperson or trustee of any of the Company's employee benefit plan trusts, or as Non-Executive Chairman; provided, however, that if a Director elects to receive a stock option in lieu of only a portion of the Annual Retainer, the Annual Retainer for purposes of the formula set forth in Section 6.4(a) shall equal the portion of the Annual Retainer so elected. For purposes of this Plan, "Annual Retainer" shall not include attendance fees or fees for any other services to be provided to the Company except as set forth herein.

    (c) Plan Year. For purposes of this Plan, "Plan Year" shall mean the twelve-month period beginning each February 1 and ending on the last day of January. However, if the Company's annual meeting of shareholders is held in a month other than January, the Board may change the Plan Year to a period that corresponds appropriately to the date of the annual meeting of shareholders.

  6.5 Terms of Options. Unless otherwise determined by the Board, options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

    (a) Stock Option Award. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Award. The Stock Option Award shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

    (b) Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined as follows: (i) in the case of New Director Options and Annual Options, the option price shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant; (ii) in the case of Discretionary Options, the option price shall be determined by the Board at the time of grant but shall not be less than the Fair Market Value of the Common Stock on the date of the grant; and (iii) in the case of Retainer Options, the option price shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant, with 25% of the exercise price payable using directors' fees applied to the exercise price in lieu of cash at the time of grant, and the remaining 75% of the exercise price payable in cash upon exercise.

    (c) Option Term. The term of each Stock Option shall be as follows: (i) in the case of New Director Options and Annual Options, the term shall be ten years; (ii) in the case of Discretionary Options, the term shall be fixed by the Board at the time of grant; and (iii) in the case of Retainer Options, the term shall be twenty years.

    (d) Exercisability. Unless otherwise specified in a Stock Option Award, Stock Options shall be exercisable as follows: (i) New Director Options shall become exercisable in five equal annual installments, beginning on the first anniversary of the date of grant; (ii) Annual Options shall be immediately exercisable beginning the day after the date of grant; (iii) Discretionary Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant; and (iv) Retainer Options shall be exercisable beginning on the first anniversary of the date of grant. Notwithstanding the foregoing, the Board may waive the vesting provisions of any Stock Option, in whole or in part, at any time after the date of grant, based on such factors as the Board shall, in its sole discretion, deem appropriate.

    (e) Method of Exercise. Subject to any applicable vesting provisions, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price for such shares. The option price shall be paid in full by: (i) delivering cash or a check payable to the order of the Company prior to the delivery of the shares, (ii) making arrangements for a broker-assisted exercise (in which the broker forwards the exercise price), or (iii) making payment using shares of Common Stock owned by the Participant for at least six months preceding the exercise date. Upon exercise of the Option, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be delivered to the Participant (or, for broker-assisted exercises, to the broker). A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, until the Option has been exercised.

    (f) Termination. Unless otherwise determined by the Board, or provided in the particular Stock Option Award, Stock Options held by a Participant who ceases to be a Director shall be exercisable as follows:

      (i) In the case of a Participant who ceases to be a Director because of death, all Options that were outstanding on the date of the Participant's death may be exercised by the legal representative of the Participant's estate for a period of one year after the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

      (ii) In the case of a Participant who ceases to be a Director for any other reason (including retirement because of age or disability), all Options that were exercisable on the date on which the Participant ceased to be a Director may be exercised by the Participant until the expiration of the stated term of the Option.

      (iii) Any Option not exercised during the periods specified in subsections (i) or (ii) shall terminate at the end of such period; provided, however, that the Board may accelerate the exercisability of any Option, extend the one-year period specified in subsection (i), or make such other modifications to the Stock Option Award, not inconsistent with legal requirements, as the Board shall, in its sole discretion, deem appropriate.

  6.6 Annual Restricted Stock Awards. Each year for so long as this Plan remains in effect, each person who is elected a Director at the Company's annual meeting of shareholders and who is a Non-Employee Director shall automatically be granted a Restricted Stock Award entitling the Director to receive 1,750 shares of Common Stock, subject to adjustment as provided in
Section 4.2 and/or as determined by the Board.

  6.7 Terms of Restricted Stock Awards. Unless otherwise determined by the Board, Restricted Stock Awards granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

    (a) Restricted Stock Award. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Award. The Restricted Stock Award shall specify the number of shares of Common Stock subject to the Restricted Stock Award and the other terms and conditions applicable to the Restricted Stock Award.

    (b) Vesting and Other Conditions. At the time the Restricted Stock Award is granted, the Board shall determine the vesting conditions, if any, applicable to the Award, and any other conditions applicable to the Award. Notwithstanding the foregoing, the Board may waive the vesting provisions or any other provisions of any Restricted Stock Award, in whole or in part, at any time after the date of grant, based on such factors as the Board shall, in its sole discretion, deem appropriate.

    (c) Termination. Unless otherwise determined by the Board, or provided in the particular Restricted Stock Award, Restricted Stock Awards held by a Participant who ceases to be a Director shall be issuable as follows:

    (i) In the case of Participant who ceases to be a Director because of death, all Restricted Stock Awards that were outstanding on the date of death will be issued to the legal representative of the Participant's estate as soon as practicable, but in no event later than one year from the date of death;

    (ii) in the case of a Participant who ceases to be a Director for any other reason (including retirement because of age or disability), all Restricted Stock Awards that were outstanding as of the date on which the Participant ceased to be a Director (the "Termination Date") shall be forfeited, unless the applicable vesting date for such Award is prior to the Termination Date and/or except as otherwise determined by the Board.

  6.8 Change-in-Control. All outstanding Options shall automatically become fully exercisable, and all Restricted Stock Awards shall fully vest upon the occurrence of a Potential Change-in-Control Event or a Change-in-Control Event. In no event shall this Section 6.8, or Sections 2.5, 2.19 or 4.2 be subject to modification after a Potential Change-in-Control Event or Change-in-Control Event has occurred.

                                  ARTICLE VII

                           Termination or Amendment

  7.1 Termination or Amendment of the Plan. The Board may at any time terminate this Plan or amend all or any part of this Plan, prospectively or retroactively; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options or Restricted Stock Awards granted prior to such termination or amendment may not be materially impaired without the consent of such Participant, except as otherwise provided in the Plan.

  7.2 Amendment of Options or Restricted Stock Awards. The Board may amend the terms of any outstanding Option or Restricted Stock Award, prospectively or retroactively, but no such amendment or other action by the Board shall materially impair the rights of any Participant without the Participant's consent, except as otherwise provided in the Plan.

                                 ARTICLE VIII

                              General Provisions

  8.1 Nonassignment. Except as otherwise provided in this Plan, Options and Restricted Stock Awards granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.

  8.2 Legend. All certificates representing shares of Common Stock delivered pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed or traded, any applicable federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on stock certificates to make appropriate reference to such restrictions.

  8.3 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is desired or required, and such arrangements may be either generally applicable or applicable only in specific cases.

  8.4 No Right to Continue as Director. Neither this Plan nor the grant of any Option or Restricted Stock Award shall constitute evidence of any agreement or understanding, express or implied, that a Director will continue as a member of the Board, or that the Company will nominate any Director for reelection by the Company's shareholders.

  8.5 Withholding of Taxes. The Company shall have the right, prior to delivering a stock certificate representing the shares of Common Stock otherwise deliverable to a Participant, to (i) require the Participant to remit to the Company an amount sufficient to satisfy all federal, state, local and non-U.S. tax withholding requirements (including social security and Medicare withholding requirements, if applicable), (ii) reduce the number of shares of Common Stock otherwise deliverable to the Participant by an amount that would have a Fair Market Value on the date of exercise equal to the amount of all federal, state, local and non-U.S. taxes (including social security and Medicare taxes, if applicable) required to be withheld, or (iii) deduct the amount of such taxes from cash payments otherwise to be made to the Participant.

  8.6 Listing and Other Conditions.

    (a) The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Option or vesting of a Restricted Stock Award unless and until the shares are listed on the New York Stock Exchange, and the right to exercise any Option or receive Common Stock pursuant to a Restricted Stock Award may be suspended until such listing has been effected.

    (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock under this Plan is or may under the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option or receive Common Stock pursuant to any Restricted Stock Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

    (c) Upon termination of any period of suspension under this Section 8.6, any Option or Restricted Stock Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option or Restricted Stock Award.

  8.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

  8.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

  8.9 Liability of Plan Administrators. No member or former member of the Board or employee plan administrator shall be liable, in the absence of bad faith or willful misconduct, for any act or omission with respect to service as an administrator of the Plan, which service shall constitute service as a director or employee of the Company entitling such person to indemnification and reimbursement pursuant to its Code of Regulations.

  8.10 Costs. Unless otherwise determined by the Board, the Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to the Plan.

  8.11 Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect.

  8.12 Successors. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

  8.13 Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting this Plan.

                                  ARTICLE IX

                            Effective Date of Plan

  9.1 Effective Date. This Plan shall become effective as of October 20, 1999.

                                   ARTICLE X

                                 Term of Plan

  10.1 Term. No Stock Option or Restricted Stock Award shall be granted pursuant to this Plan after October 20, 2009, but Options or Restricted Stock Awards granted prior to such date may extend beyond that date.

                                                                      Exhibit B

                       2000 IKON OFFICE SOLUTIONS, INC.
                           EXECUTIVE INCENTIVE PLAN

                                   ARTICLE I

                                    Purpose

  The purpose of this 2000 IKON Office Solutions, Inc. Executive Incentive Plan (the "Plan") is to enable IKON Office Solutions, Inc. (the "Company") to offer key executives, including but not limited to, executive officers of the Company and its subsidiaries equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.

                                  ARTICLE II

                                  Definitions

  For purposes of this Plan, the following terms shall have the following meanings:

  2.1 "Award," "Stock Option Award," or "Restricted Stock Award" shall mean the award document evidencing the grant of an Option or Restricted Stock Award and the terms and conditions of such grant.

  2.2 "Board" shall mean the Board of Directors of the Company.

  2.3 "Change-in-Control" shall mean any of the following events:

    (a) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of the Company's Common Stock; or

    (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on October 20, 1999, constituted the Board of Directors of the Company and any new director whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors of the Company on October 20, 1999 or whose appointment, election or nomination for election was previously so approved; or

    (c) the Company consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of the Company), or any other Person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of Common Stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

    (d) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.

  Notwithstanding the foregoing, no Change-in-Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Company's Common Stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

  2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

  2.5 "Committee" shall mean a committee appointed by the Board to administer the Plan, consisting of two or more directors, each of whom is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined in regulations under Section 162(m) of the Code.

  2.6 "Common Stock" shall mean the Common Stock, no par value, of the Company.

  2.7 "Company" shall mean IKON Office Solutions, Inc.

  2.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same may be amended from time to time.

  2.9 "Executive Officer" shall mean any executive officer (as such term is defined under Rule 16a-1(f) of the Securities and Exchange Act of 1934) or any other individual designated by the Company as an executive officer.

  2.10 "Fair Market Value" as of any date shall mean, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, the closing sales price of a share of Common Stock for the applicable trading day as reported on the New York Stock Exchange Composite Tape.

  2.11 "Incentive Stock Option" shall mean any Stock Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor section.

  2.12 "Nonqualified Stock Option" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

  2.13 "Participant" shall mean a person to whom an Award has been granted under this Plan.

  2.14 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company's stock.

  2.15 "Restricted Stock Award" shall mean the right to receive shares of the Company's Common Stock granted pursuant to Article VI.

  2.16 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

                                  ARTICLE III

                                Administration

  3.1 The Committee. The Plan shall be administered and interpreted by the Committee. The Committee may from time to time appoint a plan administrator to carry out the day-to-day duties and responsibilities relating to the Plan.

  3.2 Awards. The Committee shall have full and sole authority to grant Awards to persons eligible under Article V, including the authority:

    (a) to select the persons to whom Awards may from time to time be granted;

    (b) to determine whether and to what extent Restricted Stock Awards, Incentive Stock Options or Nonqualified Stock Options, or any combination thereof, are to be granted to one or more persons eligible to receive Awards under Article V;

    (c) to determine the number of shares of Common Stock to be covered by each Award; and

    (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Restricted Stock Award or any Option granted (including, but not limited to, the exercise price of the Option, the term of the Option, any restriction or limitation affecting the exercisability of the Option or vesting of the Restricted Stock Award and any conditions under which the exercisability of the Option or vesting of the Restricted Stock Award will be accelerated).

  3.3 Guidelines. Subject to Article VII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Award granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem necessary to carry this Plan into effect.

  3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

                                  ARTICLE IV

                               Share Limitations

  4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 1,000,000 (subject to any increase or decrease pursuant to Section 4.3), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If and to the extent any Option or Restricted Stock Award granted under this Plan expires, terminates, or is cancelled, exchanged or surrendered for any reason without having been issued as Common Stock, the number of unissued shares shall again be available for the purposes of the Plan.

  4.2 Individual Limit. The maximum aggregate number of shares with respect to which Awards may be granted to any individual during any fiscal year shall be 500,000 (subject to increase or decrease pursuant to Section 4.3).

  4.3 Adjustments. In the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, or recapitalization affecting the outstanding shares of Common Stock (the "Event"), the maximum number and kind of shares that may be issued under the Plan, the number and kind of shares subject to then outstanding Options and/or Restricted Stock Awards, and the price for each share subject to then outstanding Options shall be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to the Event and the same aggregate option price. No fractional shares will be issued under the Plan on account of any such adjustments.

                                   ARTICLE V

                                  Eligibility

  5.1 Eligible Persons Key executives of the Company and its subsidiaries, including, but not limited to, Executive Officers of the Company or any subsidiary of the Company, are eligible to be granted Options and Restricted Stock Awards in accordance with the terms of this Plan.

                                  ARTICLE VI

                      Stock Options and Restricted Stock

  6.1 Options. Each Stock Option granted under this Plan shall be either an Incentive Stock Option or a Nonqualified Stock Option.

  6.2 Option Grants. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise, the optionee's employment status or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Nonqualified Stock Option.

  6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422, except as provided in Section 6.4 hereof.

  6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

    (a) Stock Option Award. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Award document, which shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

    (b) Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

    (c) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but shall not be exercisable more than ten years after the date of grant if the Stock Option is intended to be an Incentive Stock Option.

    (d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any vesting provisions, in whole or in part and may accelerate the exercisability of any or all outstanding Stock Option Awards, at any time after the date of grant, based on such factors as the Committee shall, in its sole discretion, deem appropriate.

    (e) Method of Exercise. Subject to such vesting provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price for such shares. The option exercise price shall be paid in full by: i) delivering cash or a check payable to the order of the Company prior to the delivery of the shares, ii) making arrangements for a broker-assisted exercise (in which the broker forwards the exercise price), or iii) making payment using shares of Common Stock owned by the optionee for at least six months preceding the exercise date. Upon exercise of the Option, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be delivered to the Participant (or, for broker-assisted exercises, to the broker). A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued to the Participant.

    (f) Termination of Employment. Unless otherwise determined by the Committee, or provided in the particular Stock Option Award, Stock Options held by a Participant who ceases to be an employee of the Company and its subsidiaries shall be exercisable as follows:

      (i) In the case of a Participant who ceases to be employed by the Company because of death, all Options that were outstanding on the date of the Participant's death may be exercised by the legal representative of the Participant's estate for a period of one year after the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

      (ii) In the case of a Participant who ceases to be employed by the Company because of total disability, all Options that were outstanding on the date of total disability may be exercised by the Participant for a period of one year after such date or until the expiration of the stated term of the Option, whichever period is shorter.

      (iii) In the case of a Participant who ceases to be employed by the Company for any reason other than death or total disability, all Options that were exercisable on the date of termination of the Participant's employment may be exercised by the Participant for a period of three months after such date or until the expiration of the stated term of the Option, whichever period is shorter.

      (iv) Any Option not exercised during the periods specified in Subsections (i), (ii) or (iii) shall terminate at the end of such period; provided, however, that the Committee may extend such period, based on such factors as the Committee shall, in its sole discretion, deem appropriate. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
    Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Stock Option.

    (g) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board may amend this Plan accordingly.

    (h) Change-in-Control. Upon a Change-in-Control, all outstanding options shall automatically become fully exercisable. In no event will the provisions of this Section 6.4(h) or Sections 2.2 or 4.3 be subject to amendment or modification after a Change-in-Control has occurred.

  6.5 Terms of Restricted Stock. Restricted Stock Awards granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

    (a) Award. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Award document, which shall specify the number of shares of Common Stock subject to the Restricted Stock Award and the other terms and conditions applicable to the Restricted Stock Award.

    (b) Vesting and Other Conditions. At the time the Restricted Stock Award is granted, the Committee shall determine the vesting conditions, voting rights, dividend rights and any other conditions applicable, if any, to the grant. Notwithstanding the foregoing, the Committee may waive the vesting provisions or any other provisions of any Restricted Stock Award, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall, in its sole discretion, deem appropriate.

    (c) Change-in-Control. Upon a Change-in-Control, all outstanding Restricted Stock Award shall automatically become fully vested and shall be distributed. In no event will the provisions of this Section 6.5(c), or Sections 2.2 or 4.3 be subject to amendment or modification after a Change-in-Control has occurred.

                                  ARTICLE VII

                           Termination or Amendment

  7.1 Termination or Amendment of the Plan. The Committee may at any time terminate this Plan or amend all or any part of this Plan, prospectively or retroactively, provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such termination or amendment may not be materially impaired without the consent of such Participant, except as otherwise provided in the Plan.

  7.2 Amendment of Awards. The Committee may amend the terms of any outstanding Award (subject to the limitations set forth in Section 6.4(h) and 6.5(c)), prospectively or retroactively, but no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant's consent, except as otherwise provided in the Plan.

                                 ARTICLE VIII

                              General Provisions

  8.1 Nonassignment. Except as otherwise provided in this Plan or as determined by the Committee, Awards granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.

  8.2 Legend. All certificates representing shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed or traded, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on stock certificates to make appropriate reference to such restrictions, or to any restrictions applicable to a Restricted Stock Award.

  8.3 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is desired or required; and such arrangements may be either generally applicable or applicable only in specific cases.

  8.4 No Right to Employment. Neither this Plan nor the grant of any Award shall give any Participant or employee any right with respect to continuance of any employment relationship with the Company or any subsidiary of the Company, nor shall there be a limitation in any way on the right of the Company or a subsidiary, as the case may be, to terminate such Participant's employment at any time.

  8.5 Withholding of Taxes. The Company shall have the right, prior to delivering a stock certificate representing the shares of Common Stock otherwise deliverable to a Participant upon exercise of an Option or vesting of a Restricted Stock Award, to (i) require the Participant to remit to the Company an amount sufficient to satisfy all federal, state, local and non-U.S. tax withholding requirements (including social security and Medicare withholding requirements, if applicable), (ii) reduce the number of shares of Common Stock otherwise deliverable to the Participant by an amount that would have a Fair Market Value on the date of exercise equal to the amount of all federal, state, local and non-U.S. taxes (including social security and Medicare taxes, if applicable) required to be withheld, or (iii) deduct the amount of such taxes from cash payments otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with this Plan as it may deem appropriate.

  8.6 Listing and Other Conditions.

    (a) The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Option or vesting of a Restricted Stock Award unless and until the shares are listed on the New York Stock Exchange, and the right to exercise any Option or receive Common Stock pursuant to a Restricted Stock Award may be suspended until such listing has been effected.

    (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock under this Plan is or may under the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option or receive Common Stock pursuant to any Restricted Stock Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

    (c) Upon termination of any period of suspension under this Section 8.6, any Option or Restricted Stock Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option or Restricted Stock Award.

  8.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of law provisions thereof.

  8.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

  8.9 Liability of Committee Members. No member or former member of the Committee or employee plan administrator shall be liable, in the absence of bad faith or willful misconduct, for any act or omission with respect to service as an administrator of the Plan, which service shall constitute service as a director or employee of the Company entitling such person to indemnification and reimbursement as directors or employees of the Company pursuant to its Code of Regulations.

  8.10 Other Benefits. Unless otherwise required by law, the grant of any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

  8.11 Costs. Unless otherwise determined by the Committee, the Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock upon the exercise of Options and the vesting of Restricted Stock Awards.

  8.12 Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect.

  8.13 Successors. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

  8.14 Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting this Plan.

                                  ARTICLE IX

                            Effective Date of Plan

  9.1 Effective Date. This Plan will be effective as of October 20, 1999, subject to shareholder approval of the Plan.

                                   ARTICLE X

                                 Term of Plan

  10.1 Term. No Award shall be granted pursuant to this Plan on or after October 20, 2009, but Options and/or Restricted Stock Awards granted prior to such date may extend beyond that date.

                        PROMPTLY COMPLETE AND RETURN THE
                      PROXY/VOTING INSTRUCTION FORM BELOW
                            IN THE ENVELOPE PROVIDED

                   Carefully fold & detach along perforation
--------------------------------------------------------------------------------


               PROXY/VOTING INSTRUCTION CARD
                IKON OFFICE SOLUTIONS, INC.

     This proxy is solicited on behalf of the Board of Directors of IKON Office Solutions, Inc. The undersigned hereby appoints Don H. Liu and Karin
    M. Kinney, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of IKON Office
    Solutions, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on February 23, 2000, and any adjournments thereof ("2000 Annual Meeting"), as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The presence at the 2000 Annual Meeting, in person or by proxy, of at least a majority of the votes entitled to be cast at the meeting constitutes a quorum.
     For employees of IKON Office Solutions, Inc., this proxy also provides voting instructions for shares held for the account of the undersigned in the IKON Office Solutions, Inc. Retirement Savings
    Plan. The trustees for the Plan will vote these shares as directed, provided you sign and return a proxy containing your voting instructions by February 18, 2000. If no voting instructions are received, the trustees of the Plan may vote your shares in their discretion (in the absence of voting instructions, the trustees will generally vote your shares in accordance with the recommendation of the Board of Directors). Shares owned by you other than those held in the Plan will be voted only if you sign and return a proxy, or attend the meeting and vote by ballot. If you return a proxy and fail to specify a choice on any matter, your shares will be voted in accordance with the recommendation of the Board of Directors.
     The Board of Directors recommends a vote in favor of each of the proposals described below. Member firms of the New York Stock Exchange have authority to vote on each of the proposals described below as a routine item and need not decline to vote in the absence of voting instructions from an investor.
     1. Election of Directors (Mark only one)

      [_] Vote FOR all nominees listed below and recommended by the Board of Directors
          (except as directed to the contrary below)

      [_] Vote WITHHELD from all nominees


    Judith M. Bell, James R. Birle, Philip E. Cushing,
        James J. Forese, Robert M. Furek, Thomas R.
    Gibson, Richard A. Jalkut, Arthur E. Johnson, Kurt
                        M. Landgraf
    INSTRUCTION: To withhold authority to vote for any
     individual nominee, write that nominee's name in
                 the space provided below.
    ---------------------------------------------------
           (continued, and to be signed, on other side)

            PROMPTLY COMPLETE AND RETURN THE
           PROXY/VOTING INSTRUCTION FORM BELOW
                IN THE ENVELOPE PROVIDED

        Carefully fold & detach along perforation
--------------------------------------------------------------------------------
 (continued from other side)
                                                            NO.
     2. Approval of 2000 IKON Office Solutions, Inc.
        Non-Employee Directors' Compensation Plan

        [_] FOR    [_] AGAINST    [_] ABSTAIN

     3. Approval of 2000 IKON Office Solutions, Inc.
        Executive Incentive Plan

        [_] FOR    [_] AGAINST    [_] ABSTAIN

  [_] Mark Here if You Plan to Attend 2000 Annual Meeting.
      In order to attend the meeting, you must present an        *
      admission ticket or provide separate verification of share ownership. An admission ticket will be mailed to any shareholder who indicates an intention to attend.

  PLEASE SIGN, DATE, DETACH AND RETURN THIS PROXY,
  USING THE ENCLOSED POSTAGE PREPAID REPLY ENVELOPE.

                   Dated __________ SIGN HERE __________________________________
                   When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer. This proxy revokes all proxies heretofore given.